UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 24, 2009
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Contribution Agreement
     On November 4, 2009, Martin Midstream Partners L.P. (the “Partnership”) entered into a Contribution Agreement with Martin Resource Management Corporation (“MRMC”), the owner of the Partnership’s general partner, and Cross Oil Refining & Marketing, Inc. (“Cross”), a wholly owned subsidiary of MRMC, to acquire certain specialty lubricants processing assets (“Assets”) from Cross for total consideration of $45.0 million (the “Contribution”). In consideration for the Cross Assets, the Partnership was to issue to Cross 804,721 common units and 894,134 subordinated units to MRMC at a price of $27.96 and $25.16 per limited partner unit, respectively. The common units are entitled to receive distributions beginning in February 2010, while the subordinated units have no distribution rights until the second anniversary of the closing of the Contribution. At the end of such second anniversary, the subordinated units will automatically convert to common units on a one-for-one basis, having the same distribution rights as existing common units. The pricing of the units was based on the average closing price of the Partnership’s common units during the ten trading days ending November 3, 2009, with a 10% discount applied to the average in the case of the subordinated units. In connection with the Contribution, the Partnership’s general partner was to make a capital contribution of $0.9 million to the Partnership in order to maintain its 2% general partner interest in the Partnership.
     On November 25, 2009, the Partnership entered into an Amended and Restated Contribution Agreement on substantially the same terms as those outlined above, with certain non-material changes that had been requested by various parties.
     The transactions contemplated by the Amended and Restated Contribution Agreement closed on November 25, 2009, and the Partnership issued 804,721 common units and 889,444 subordinated units to Cross in connection with the Contribution. The number of subordinated units was reduced to reflect certain prorations required by the Amended and Restated Contribution Agreement.
     The foregoing description of the Amended and Restated Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Amended and Restated Contribution Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Tolling Agreement
     In connection with the closing of the Contribution, on November 25, 2009, Cross and the Partnership agreed to enter into a long-term, fee for services-based Tolling Agreement whereby Cross agreed to pay the Partnership for the processing of its crude oil into finished products, including naphthenic lubricants, distillates, asphalt and other intermediate cuts. Under the Tolling Agreement, Cross has generally agreed to refine a minimum of 6,500 barrels per day of crude oil at the refinery at a price of $4.00 per barrel. Any additional barrels will be refined at a price of $4.28 per barrel. In addition, Cross has agreed to pay a monthly reservation fee of $1.3 million and a periodic fuel surcharge fee based on certain parameters specified in the Tolling Agreement. All of these fees (other than the fuel surcharge) are subject to escalation annually based upon the greater of 3% or the increase in the Consumer Price Index for a specified annual period. In addition, every three years, the parties can negotiate an upward or downward adjustment in the fees subject to their mutual agreement. The Tolling Agreement will have a 12 year term, subject to certain termination rights specified therein. Cross will continue to market and distribute all finished products under the Cross brand name. In addition, Cross will continue to own and operate the Cross packaging business. The foregoing description of the Tolling Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Tolling Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.
Amendment No. 1 to Omnibus Agreement
     In connection with the closing of the Contribution, on November 25, 2009, the Partnership entered into Amendment No. 1 to the Partnership’s Omnibus Agreement (the “Amendment”) with MRMC, Martin Midstream GP LLP (the “General Partner”), the general partner of the Partnership, and Martin Operating Partnership L.P. The Amendment amends the Omnibus Agreement, dated as of November 1, 2002, to allow the Partnership to provide certain products and services related to the Contribution to MRMC under the Omnibus Agreement by amending the definition of the term “Business” to reflect the operation of the Assets by the Partnership. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.
Common Unit Purchase Agreement
     On November 4, 2009, the Partnership entered into a separate Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with MRMC, under which MRMC was to invest $20.0 million in cash in the Partnership in exchange for 715,308 newly-issued common units (the “Investment”). In connection with the Investment, the Partnership’s general partner was to make a capital contribution to the Partnership of $0.4 million in order to maintain its 2% general partner interest in the Partnership. On November 24, 2009, the Partnership entered into an Amended and Restated Common Unit Purchase Agreement on substantially the same terms as those outlined above, except that the pricing of the units, which was initially based on the average closing price of the Partnership’s common units during the ten trading days ending November 3, 2009, was modified in order to comply with certain Nasdaq guidance. The new unit price of $28.00 per unit, an increase of $0.04 per unit over the price contained in the

Unit Purchase Agreement, was based on the closing price of the units on November 3, 2009. This resulted in a reduction in the number of common units payable to MRMC from 715,308 to 714,285.
     The closing of the Investment took place on November 25, 2009. Proceeds from the Investment will be used by the Partnership to repay a portion of its indebtedness under its credit facility. The foregoing description of the Amended and Restated Common Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Amended and Restated Common Unit Purchase Agreement, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.
Relationships
     MRMC owns an approximate 43.9% limited partnership interest and a 2% general partnership interest in the Partnership and all of the Partnership’s incentive distribution rights. Cross is a wholly-owned subsidiary of MRMC. As such, certain individuals, including officers and directors of MRMC, serve as officers and/or directors of the Partnership’s general partner and of Cross.
Item 3.02. Unregistered Sales of Equity Securities.
     The descriptions in Item 2.01 above related to our issuance of common units and subordinated units to Cross and MRMC in connection with the consummation of the Contribution and the Investment are incorporated herein by reference. The issuance of those units was completed on November 25, 2009 in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2), each as a transaction by an issuer not involving a public offering.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Second Amended and Restated Agreement of Limited Partnership
     In connection with the closing of the Contribution, on November 25, 2009, Martin Midstream GP LLC (the “General Partner”), the general partner of the Partnership, executed the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”), to be effective on November 25, 2009. The Second Amended and Restated Partnership Agreement is intended to reflect previously disclosed amendments made to the First Amended and Restated Agreement of Limited Partnership and to create a class of subordinated units which were issued to MRMC in connection with the Contribution. The description of the terms of the subordinated units in Item 2.01 above is incorporated herein by reference. Further, a copy of the Second Amended and Restated Partnership Agreement is filed as Exhibit 10.5 to this Current Report and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On November 30, 2009, the Partnership issued a press release announcing that it had completed the Contribution and the Investment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and not deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Amended and Restated Contribution Agreement, dated as of November 25, 2009, by and among Martin Operating Partnership L.P., Cross Oil Refining & Marketing, Inc., Martin Resource Management Corporation and the Partnership.

10.2	—	Tolling Agreement, dated as of November 25, 2009, by and between Martin Operating Partnership L.P. and Cross Oil Refining & Marketing, Inc.

10.3	—	Amendment No. 1 to the Omnibus Agreement, dated as of November 25, 2009, by and among Martin Resource Management Corporation, Martin Midstream GP LLC, the Partnership and Martin Operating Partnership L.P.

10.4	—	Amended and Restated Common Unit Purchase Agreement, dated as of November 24, 2009, by and between the Partnership and Martin Resource Management Corporation.

10.5	—	Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 25, 2009.

99.1	—	Press release dated November 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC, Its General Partner

Date: December 1, 2009	By:	/s/ Robert D. Bondurant Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Amended and Restated Contribution Agreement, dated as of November 25, 2009, by and among Martin Operating Partnership L.P., Cross Oil Refining & Marketing, Inc., Martin Resource Management Corporation and the Partnership.

10.2	—	Tolling Agreement, dated as of November 25, 2009, by and between Martin Operating Partnership L.P. and Cross Oil Refining & Marketing, Inc.

10.3	—	Amendment No. 1 to the Omnibus Agreement, dated as of November 25, 2009, by and among Martin Resource Management Corporation, Martin Midstream GP LLC, the Partnership and Martin Operating Partnership L.P.

10.4	—	Amended and Restated Common Unit Purchase Agreement, dated as of November 24, 2009, by and between the Partnership and Martin Resource Management Corporation.

10.5	—	Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 25, 2009.

99.1	—	Press release dated November 30, 2009.